Exhibit 10.53

AMENDMENT NO. 4 TO AMENDED AND RESTATED NOTES PURCHASE AGREEMENT

AND

AMENDMENT NO. 1 TO WARRANT CERTIFICATES

This AMENDMENT NO. 4 TO AMENDED AND RESTATED NOTES PURCHASE AGREEMENT AND AMENDMENT NO. 1 TO WARRANT CERTIFICATES (this “Agreement”) is made and entered into as of March 25, 2026 by and among MEIRAGTX HOLDINGS PLC an exempted company with limited liability incorporated under the laws of the Cayman Islands with registration number 336306 (the “Issuer”), certain Subsidiaries (as defined in the Notes Purchase Agreement, defined below) of the Issuer that are signatories hereto, and PERCEPTIVE CREDIT HOLDINGS III, LP, acting in its capacities as (i) a Noteholder (as defined in the Notes Purchase Agreement (defined below)), (ii) Holder (as defined in the Warrants (defined below)) of each of the Warrants (in such capacity, the “Holder”) and (iii) the administrative agent for the Noteholders (also as defined in the Notes Purchase Agreement) (in such capacity, the “Administrative Agent”).

WHEREAS, the Issuer, its Subsidiaries parties hereto, the Noteholders and the Administrative Agent are each party to that certain Amended and Restated Notes Purchase Agreement and Guaranty, dated as of August 2, 2022, as amended and restated as of December 19, 2022 (as amended or otherwise modified from time to time, the “Notes Purchase Agreement”), pursuant to which the Noteholders have extended credit to the Issuer on the terms set forth therein;

WHEREAS, the Issuer has issued (i) Warrant Certificate No. 01, issued August 2, 2022, exercisable for 400,000 ordinary shares of the Issuer at an exercise price of $15.00 per share (“Warrant 1”) and (ii) Warrant Certificate No. 02, issued August 2, 2022, exercisable for 300,000 ordinary shares of the Issuer at an exercise price of $20.00 per share (“Warrant 2” and, together with Warrant 1, collectively, the “Warrants”); and

WHEREAS, the Issuer, the Noteholders and the Administrative Agent desire to amend certain provisions of the Notes Purchase Agreement and the Issuer and the Holder desire to amend certain provisions of the Warrants, in each case, as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Definitions.Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Notes Purchase Agreement.

2.Amendments. Effective as of the Effective Date (as defined below) and subject to the terms and conditions contained herein:

(a)Amendment to Notes Purchase Agreement. The Notes Purchase Agreement is hereby amended as follows:

(i)The definition of “Maturity Date” set forth in Section 1.01 of the Notes Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Maturity Date” means May 2, 2027.

(ii)Section 3.01(a) of the Notes Purchase Agreement shall be amended and restated in its entirety to read as follows:

“(a)Notwithstanding anything to the contrary in this Agreement, the Issuer shall redeem a portion of the outstanding principal amount of the Notes equal to $25,000,000 on or before June 30, 2026 (the “Mandatory Early Redemption Date”), together with all accrued and unpaid interest on the principal amount of the Notes being so redeemed and the applicable portion of the Early Redemption Fee, in full in cash in immediately available funds (the “Mandatory Early Redemption Payment”). Failure to pay the Mandatory Early Redemption Payment in full in cash on or before the Mandatory Early Redemption Date shall constitute an Event of Default under Section 11.01(a) of this Agreement. Other than the Mandatory Early Redemption Payment, there shall be no scheduled redemptions of principal on the Notes prior to the Maturity Date.”

(b)Amendment to Warrant 1. The definition of “Exercise Price” set forth in Section 1 of Warrant 1 is hereby amended and restated in its entirety to read as follows:

“Exercise Price” means $8.00 per Warrant Share.

(c)Amendment to Warrant 2. The definition of “Exercise Price” set forth in Section 1 of Warrant 2 is hereby amended and restated in its entirety to read as follows:

“Exercise Price” means $8.00 per Warrant Share.

3.Conditions to Effectiveness. This Agreement shall become effective only upon, and shall be subject to, the prior or simultaneous satisfaction or waiver of each of the following conditions precedent in a manner reasonably satisfactory to the Administrative Agent (the date of satisfaction or waiver of all such conditions being referred to as the “Effective Date”):

(a)receipt by the Administrative Agent of counterpart signatures to this Agreement duly executed and delivered by the Issuer, its Subsidiaries party hereto, the Noteholders party hereto and the Administrative Agent;

(b)the representations and warranties set forth below in Section 4 shall be true and correct as of the Effective Date; and

(c)the payment of all fees, costs and expenses due and payable pursuant to Section 14.03 of the Notes Purchase Agreement (including without limitation the reasonable fees and expenses of Morrison & Foerster LLP, counsel to the Administrative Agent and the Noteholders related to the negotiation, preparation, execution and delivery of this Agreement and other matters in respect of the Notes Purchase Agreement to the extent accrued on or prior to the Effective Date).

4.Representations and Warranties. The Issuer and each other Obligor party hereto represents and warrants as follows:

(a)Each transaction contemplated by this Agreement is within such Obligor’s corporate or other powers and have been duly authorized by all necessary corporate action including, if required, approval by all necessary holders of Equity Interests. This Agreement has been duly executed and delivered by such Obligor and each of this Agreement, the Notes Purchase Agreement and each other Notes Document, in each case as amended or otherwise modified hereby, constitutes, a legal, valid and binding obligation of such Obligor party thereto, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights; (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (iii) solely in respect of the English Guarantor and the Irish Subsidiary Guarantor, the Legal Reservations or the Perfection Requirements.

(b)No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person (other than those that have been duly obtained or made and which are in full force and effect) is required in connection with the due execution, delivery or performance by any Obligor party to this Agreement, except for such approvals, consents, exemptions, authorizations, actions or notices (including such filings and recordings that have been or will be made on the Effective Date in respect of perfecting or recording the Liens created pursuant to the Security Documents) that have been duly obtained, taken or made and that are in full force and effect. None of the transactions contemplated by this Agreement, will (i) violate or conflict with any Law, other than any such violation that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (ii) violate or conflict with any Organic Document of the Issuer or any of its Subsidiaries, (iii) violate or conflict with any Governmental Approval of any Governmental Authority binding upon the Issuer or any of its Subsidiaries other than any such violation that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (iv) violate or result in a default under any Material Agreement other than any such violation that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (v) result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of such Obligor.

(c)As of the Effective Date, no Event of Default has occurred and is continuing or is reasonably likely to occur.

(d)Both immediately before and after giving effect to this Agreement and the transaction contemplated hereby, the representations and warranties set forth in the Notes Purchase Agreement and each other Notes Document made by the Issuer and each other Obligor party thereto (x) that are qualified by materiality, Material Adverse Effect or similar qualification are, in each case, true and correct in all respects, except to the extent such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date; and (y) that are not qualified by materiality, Material Adverse Effect or similar qualification are, in each case, true and correct in all material respects, except, in each case, to the extent such representations and warranties were made as of an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

5.No Implied Amendment or Waiver; Notes Documents, etc.

(a)Except as set forth in this Agreement, this Agreement shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of any Secured Party under the Notes Purchase Agreement or any other Notes Document, or alter, modify, amend or in any way affect any of the terms, obligations or covenants contained in the Notes Purchase Agreement or any other Notes Document, all of which shall continue in full force and effect. Nothing in this Agreement shall be construed to imply any willingness on the part of any Secured Party to agree to or grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Notes Purchase Agreement or any other Notes Document.

(b)This Agreement, together with the Notes Purchase Agreement and the other Notes Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall constitute a Notes Document executed pursuant to the

Notes Purchase Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all the terms and provisions of the Notes Purchase Agreement.

(c)The jurisdiction and waiver of jury trial provisions set forth in Sections 14.10 and 14.11 of the Notes Purchase Agreement, respectively, are incorporated herein by reference mutatis mutandis.

6.Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof. Any signature (including, without limitation, (i) any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record and (ii) any facsimile or .pdf signature) hereto through electronic means, shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act, and the parties hereto hereby waive any objection to the contrary.

7.Governing Law, etc. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors and permitted assigns.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

ISSUER:

MEIRAGTX HOLDINGS PLC

By	/s/ Richard Giroux
Name: Richard Giroux
Title: Chief Financial Officer and Chief Operating Officer

SUBSIDIARY GUARANTORS:

MEIRAGTX UK II LIMITED

By	/s/ Richard Giroux
Name: Richard Giroux
Title: Chief Financial Officer and Chief Operating Officer

MEIRAGTX IRELAND DAC

By	/s/ Richard Giroux
Name: Richard Giroux
Title: Chief Financial Officer and Chief Operating Officer

Signature Page to Amendment

PERCEPTIVE CREDIT HOLDINGS III, LP, as the
Administrative Agent and Noteholder

By:	PERCEPTIVE CREDIT OPPORTUNITIES GP, LLC, its general partner

By	/s/ Sandeep Dixit
Name: Sandeep Dixit
Title: Chief Credit Officer

By	/s/ Sam Chawla
Name: Sam Chawla
Title: Portfolio Manager

Signature Page to Amendment